Exhibit 99.2

1 Broadwind | Investor Presentation 2023 Fourth Quarter and Full - Year 2025 Conference Call Presentation March 11, 2026

2 Broadwind | Investor Presentation 2023 SAFE HARBOR STATEMENT This document contains “forward looking statements” — that is, statements related to future, not past, events — as defined in Section 21 E of the Securities Exchange Act of 1934 , as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management . We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements . Forward looking statements include any statement that does not directly relate to a current or historical fact . Our forward - looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following : ( i ) the impact of global health concerns on the economies and financial markets and the demand for our products ; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related phase out, extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits, and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States ; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units ; (iv) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow ; (v) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary ; (vi) our ability to continue to grow our business organically and through acquisitions ; (vii) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows ; (viii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security ; (ix) the sufficiency of our liquidity and alternate sources of funding, if necessary ; (x) our ability to realize revenue from customer orders and backlog ; (xi) the economy and the potential impact it may have on our business, including our customers ; (xii) the state of the wind energy market and other energy and industrial markets generally, including the availability of tax credits, and the impact of competition and economic volatility in those markets ; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities ; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers ; (xv) the effects of the change of administrations in the U . S . federal government ; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions ; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986 , as amended ; (xviii) the effects of proxy contests and actions of activist stockholders ; (xix) the limited trading market for our securities and the volatility of market price for our securities ; (xx) our outstanding indebtedness and its impact on our business activities (including our ability to incur additional debt in the future) ; and (xxi) the impact of future sales of our common stock or securities convertible into our common stock on our stock price . These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1 A of our most recently filed Form 10 - K, in Part II, Item 1 A of our current year Quarterly Reports on Form 10 - Q, and in our other filings with the Securities and Exchange Commission . We are under no duty to update any of these statements . You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change . Accordingly, forward - looking statements should not be relied upon as a predictor of actual results .

PERFORMANCE SUMMARY

4 Broadwind | Investor Presentation 2023 PERFORMANCE UPDATE 4Q25 Performance As of March 2026 New Business Development. In March 2026, awarded a $6 million follow - on order for gearing products from a leading OEM in the natural gas turbine segment of the power generation end - market Robust order growth in the Gearing and BIS segments. Orders increased in both segments 38% y/y due to strong demand for mid - sized and utility - scale natural gas turbines Sustained demand for natural gas turbine content. The backlog for BIS reached a record $38 million in the fourth quarter 2025 Reaffirmed financial guidance for the full - year 2026 guidance as of March 11, 2026 Investment Thesis Building a platform for profitable growth Fourth Quarter 2025 100% domestic precision manufacturing footprint remains a competitive advantage in the current operating environment, given continued focus on reshoring / onshoring trends Trade tariffs and import restrictions on the US onshore wind power sector to benefit domestic wind tower manufacturers Successfully reallocating production capacity toward stable, recurring project revenue streams across diverse end - markets The divestiture of the Manitowoc industrial fabrication operations increases revenue diversification into the power generation and electrification end markets, optimizes asset base, and improves balance sheet flexibility and liquidity Disciplined cost control focus has stabilized gross margin and Adjusted EBITDA margin despite dynamic demand conditions Balance sheet optionality. $25 million in cash and liquidity to support strategic investments in 2026; net leverage of 1.6x Balance sheet optionality enables strategic capital deployment Poised to capitalize on accelerating power generation and critical infrastructure demand

5 Broadwind | Investor Presentation 2023 CONSOLIDATED FINANCIAL PERFORMANCE Strong organic revenue growth from strategic execution, positioned for improved operating leverage Total Revenue ($MM) Gross Profit ($MM) Adjusted EBITDA ($MM) GAAP Net Income (Loss) ($MM) Demand from our core vertical markets drove revenue growth in the fourth quarter Fourth quarter results were in - line with the preliminary full - year results issued on February 5, 2026 Revenue growth was up over 12% y/y to $37.7 million in the fourth quarter 4Q25 gross margin decreased y/y to 8.8% due primarily to a raw material supply issue under a directed - buy program of an OEM customer within the heavy fabrications segment that resulted in reduced manufacturing throughput and operating efficiency $33.6 $37.7 $143.1 $158.1 4Q24 4Q25 2024 2025 $2.1 $1.9 $13.3 $8.7 4Q24 4Q25 2024 2025 $3.8 $3.3 $21.2 $16.1 4Q24 4Q25 2024 2025 ($0.9) ($0.9) $1.2 $5.2 4Q24 4Q25 2024 2025

HEAVY FABRICATIONS SEGMENT

Fourth Quarter 2025

Sustained demand for wind related content drove revenue growth in the fourth quarter

Revenue growth in the Heavy Fabrications segment was up 6% y/y to $21.6 million in 4Q25, led by demand for wind towers and repowering adapters

4Q25 segment EBITDA of $1.6 million was impacted by a raw material supply disruption associated with an OEM customer's directed-buy program

Segment Revenue

($MM)


$20.4
$21.6
4Q24
4Q25

Segment EBITDA

($MM)


$2.6
$1.6
4Q24
4Q25

Segment Orders

($MM)


$22.4
$18.0
4Q24
4Q25

Segment Backlog at Quarter-End

($MM)


$94.2
$32.0
4Q24
4Q25

Broadwind | Investor Presentation 6

7 Broadwind | Investor Presentation 2023 Fourth Quarter 2025 GEARING SEGMENT Increased demand from power generation and oil & gas supported revenue in the fourth quarter Segment orders and backlog increased 38% and 102% y/y, respectively in the fourth quarter Segment revenue declined 8% y/y in 4Q25 to $7.0 million, due to softness across most end markets, partially offset by power generation and oil & gas markets 4Q25 segment EBITDA was ($0.3) million due to lower revenue and reduced capacity utilization Subsequent to the end of 4Q25, awarded a $6 million follow - order for gearing products for use in natural gas turbines that are expected to be fulfilled in late 2026 and 2027 Segment EBITDA ($MM) Segment Orders ($MM) Segment Backlog at Quarter - End ($MM) Segment Revenue ($MM) $7.6 $7.0 4Q24 4Q25 $0.1 ($0.3) 4Q24 4Q25 $7.0 $9.7 4Q24 4Q25 $12.7 $25.8 4Q24 4Q25

8 Broadwind | Investor Presentation 2023 Fourth Quarter 2025 INDUSTRIAL SOLUTIONS SEGMENT Natural gas turbine content demand drove record backlog in the fourth quarter Segment revenue increased 60% y/y in 4Q25 to $9.4 million In 4Q25, natural gas turbine content demand drove orders and backlog up 38% and 106% y/y, respectively Segment EBITDA increased to $1.5 million, or 15.8% of sales, reflecting improved operating leverage from higher volumes Book - to - bill of 1.2x supports expectations for continued growth in 2026 Segment Revenue ($MM) Segment EBITDA ($MM) Segment Orders ($MM) Segment Backlog at Quarter - End ($MM) EBITDA margin rate +1146 bps y/y to 15.5% $5.9 $9.4 4Q24 4Q25 $0.6 $1.5 4Q24 4Q25 $8.0 $11.1 4Q24 4Q25 $18.5 $38.1 4Q24 4Q25

9 Broadwind | Investor Presentation 2023 Ongoing commitment to disciplined balance sheet management and returns - focused capital deployment Net leverage of 1.6x in 4Q25 is within the long - term target range of at or below 2.0x Capital allocation priorities remain debt reduction, organic investments, opportunistic investments in complementary, accretive bolt - on acquisitions, and share repurchases Cash and LOC Availability at Quarter - End ($MM) Net Debt Outstanding ($MM) Total Inventory ($MM) Fourth Quarter 2025 BALANCE SHEET UPDATE Total Net Operating Working Capital ($MM) $32.6 $25.0 4Q24 4Q25 $7.5 $14.3 4Q24 4Q25 $19.3 $37.8 4Q24 4Q25 $40.0 $42.0 4Q24 4Q25

10 Broadwind | Investor Presentation 2023 Demand conditions support strong organic growth in 2026 Reaffirmed full - year 2026 guidance with revenue in the range of $140 to $150 million and Adjusted EBITDA in the range of $8 to $10 million At the midpoint of our 2026 financial guidance, organic growth is expected to be more than 20%, when compared to the full - year 2025, excluding financial contributions from the recently divested Manitowoc facility, which was completed on September 8, 2025 In 2025, Broadwind recognized approximately $41 million of revenue associated with the Manitowoc facility. As previously disclosed, the Manitowoc facility generated approximately $25 million of revenue in 2024. Total Revenue Range ($MM) Total Adjusted EBITDA Range ($MM) As of March 11, 2026 FULL - YEAR 2026 FINANCIAL GUIDANCE $158.1 2025A 2026E $150 $140 $8.7 2025A 2026E $10 $8

APPENDIX

12 Broadwind | Investor Presentation 2023 CORPORATE OVERVIEW Leading pure - play precision manufacturer serving diverse end - markets with 100% domestic footprint Broadwind is a precision manufacturer of technologically advanced, high - value components and solutions for commercial and industrial clients We are one of the leading independent precision manufacturers in the United States Our most significant business serves the US domestic wind energy industry, with primary production facilities that are strategically located to meet our customers’ project needs. We also serve industrial customers in a diversified set of industrial markets including oil & gas, industrial, power generation, mining and construction This strategic diversification allows us to leverage our manufacturing expertise to improve capacity utilization, expand our customer base and balance our exposure across diverse end - markets

OUR BUSINESS

Building a platform sustained, profitable growth and long-term value creation

What we do

Precision manufacturing within wind sector and other diverse end-markets

Segment	Description	Share
Heavy Fabrications Segment	We provide large, complex and precision fabrications, and proprietary industrial processing equipment, to customers in a broad range of industrial markets. Key products include wind towers and PRS units.	51% of Proforma 2025 Revenue(1)
Gearing Segment	We provide custom gearing, gearboxes and heat treat services to a broad set of customers in diverse markets, including oil and gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets	23% of Proforma 2025 Revenue(1)
Industrial Solutions Segment	We provide supply chain solutions, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine and solar power generation markets	26% of Proforma 2025 Revenue(1)

Why we win

Unique Value Proposition

- Proven engineering, product development and technical capabilities
- Expertise in manufacturing large, complex fabrications, gearing, and proprietary clean fuel processing systems
- Integrated design, sourcing, fabrication, machining, coating, assembly
- Stringent testing and quality capabilities
- Targeted, multi-industry focus

Our manufacturing base

Established Original Equipment Manufacturer ("OEM") Relationships



Abilene, TX
Tower Manufacturing
Industrial Fabrications Facility



Cicero, IL
Gear Manufacturing and Gearbox Repair Facility



Pittsburgh, PA
Gearbox Repair and Heat Treat Facility



Sanford, NC
Industrial Solutions Manufacturing Facility

Our customer base

Established OEM Relationships

SIEMENS energy | GE VERNOVA | GERDAU | CATERPILLAR | KONECRANES

(1) Proforma 2025 revenue is calculated excluding the Manitowoc industrial fabrication operations.

Broadwind | Investor Presentation 13

14 Broadwind | Investor Presentation 2023 APPENDIX Balance Sheet

15 Broadwind | Investor Presentation 2023 APPENDIX Income Statement

16 Broadwind | Investor Presentation 2023 APPENDIX Statement of Cash Flows

17 Broadwind | Investor Presentation 2023 APPENDIX GAAP to Non - GAAP Reconciliation

APPENDIX

Segment-Level Data

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2025	2024	2025	2024
ORDERS:				
Heavy Fabrications	$ 17,965	$ 22,428	$ 42,168	$ 53,934
Gearing	9,688	7,016	40,324	26,562
Industrial Solutions	11,110	8,026	48,946	27,317
Total orders	$ 38,763	$ 37,470	$ 131,438	$ 107,813
REVENUES:				
Heavy Fabrications	$ 21,561	$ 20,429	$ 101,161	$ 82,657
Gearing	7,049	7,630	27,368	35,588
Industrial Solutions	9,370	5,863	30,252	26,056
Corporate and Other	(240)	(357)	(729)	(1,165)
Total revenues	$ 37,740	$ 33,565	$ 158,052	$ 143,136
OPERATING INCOME/(LOSS):				
Heavy Fabrications	$ 384	$ 1,296	$ 14,619	$ 7,128
Gearing	(926)	(567)	(3,188)	(138)
Industrial Solutions	1,309	413	2,569	3,265
Corporate and Other	(849)	(1,430)	(5,349)	(6,030)
Total operating income (loss)	$ (82)	$ (288)	$ 8,651	$ 4,225

Broadwind | Investor Presentation 18

19 Broadwind | Investor Presentation 2023 Please contact our investor relations team at BWEN@val - adv.com IR CONTACT